Exhibit 99.2

TALEND S.A.

INTERNATIONAL TAX SUMMARIES RELATING TO RESTRICTED SHARE UNITS
GRANTED UNDER ONE OF THE TALEND S.A. FREE SHARE PLANS

The following is a summary of the material income tax and social insurance consequences regarding the conversion of the free share awards (also known as restricted share units, “RSUs”) that were granted to you under one of the Talend S.A. Free Share Plans (the “Plans”), resulting from the “tender offer” made by Tahoe Bidco, B.V. (the “Parent”) to acquire all outstanding Talend S.A. shares.

This summary will cover the following equity awards:

•	Outstanding Unvested RSUs will be automatically cancelled on the closing of the tender offer and replaced with the right to receive an amount in cash equal to the number of unvested RSUs multiplied by the offer price ($66.00 per share) (the “Cash Payment”). This Cash Payment will be subject to the same vesting schedule and terms and conditions as the relevant cancelled RSUs. Therefore, the timing of the Cash Payment will generally follow the existing vesting schedule and be paid, less applicable withholding, on the applicable vesting date(s).

•	Vested and sellable RSU shares can be sold during an open trading window as usual, subject to compliance with any necessary pre-clearance and other requirements of our insider trading policy and applicable law, or tendered at the offer price during the tender offer. In addition to this summary, you should read the other materials available to Talend S.A. shareholders in relation to the tender offer.[1]

This discussion is based on the law in effect in your country as of June 2021. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of grantees.

Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time you sell or agree to sell any Talend S.A. shares or at the time your RSUs are cancelled and replaced with a right to receive the Cash Payment or at the time you receive any portion of the Cash Payment.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you have transferred employment or residency since the RSUs were granted to you, the information contained in this discussion may not be applicable to you in the same manner.

**You should consult with an appropriate professional advisor as to how the tax or other laws in your country apply to your specific situation.**

1 However, there may be differences in the treatment of shares obtained under an employee share plan, such as the Free Share Plans, so you should confirm with your personal tax advisor as to the implications of selling your shares.

FRANCE

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment. However, the right to receive the Cash Payment will not benefit from the specific tax and social tax treatment available to free shares that are governed by Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French commercial code, as amended.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and to the employee's portion of the social security contributions in the category of salary income.

Please note that the overall Cash Payment will be subject to, if applicable, an additional surtax on very high income at the following rates: 3% for a single person (couple) whose income is comprised between €250,001 (€500,001) and €500,000 (€1,000,000) or 4% tax for a single person (couple) whose income exceeds €500,001 (€1,000,000). If these thresholds are met for income received in the current tax year but were not met for income received in the two prior tax years, you may be eligible for a surtax reduction.

Withholding and Reporting

Your employer will withhold income tax at your individual tax rate applicable to your salary and employee's portion of social security contributions up to approximately 23% but will not withhold any applicable surtax. Your employer will report the taxable amount to the tax authorities on your monthly payroll slip.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired at vesting, you will be subject to tax. The sale proceeds will be comprised of two parts:

(1) Gain at Vesting (i.e., the fair market value of the shares at vesting), and

(2) Capital Gain (i.e., the excess of the sale price over the fair market value of the shares at vesting),

which are treated differently for tax purposes as described in the table below.

The treatment described below assumes that the shares are being sold after the expiration of the two-year holding period measured from the grant date and that all other requirements for the specific tax and social tax treatment available to free shares governed by Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French commercial code, as amended, are met.

Plan	Tax Treatment

2016 Free Share Plan

RSUs granted under the 2016 Free Share Plan adopted by the Board of Directors on May 3, 2017 pursuant to an authorization of the shareholders given during the general shareholders' meeting of Talend S.A. on June 1, 2016

Gain at Vesting:

Subject to tax at the progressive rate: marginal rate of 45% (after a 50% allowance if the shares have been held at least two years after vesting, or a 65% allowance after an eight-year holding period after vesting), plus 17.2% social levies (without allowance, but in which 6.8% of the Generalized Social Contribution (contribution sociale généralisée or “CSG”) will be fully or partially tax deductible).

Capital Gain:

Subject to tax at a flat rate of 12.8%, plus 17.2% social levies, unless you opt for application of the progressive income tax rates and brackets (in which case certain deductions and allowances may be available, but this election will apply to your other investment / financial income).

If you sell shares at a price that is less than your cost basis in the shares, you will realize a capital loss. Any capital loss will be offset against the Gain at Vesting.

2017 Free Share Plan

RSUs granted under the 2017 Free Share Plan adopted by the Board of Directors on July 28, 2017 and the 2017 Free Share Plan adopted by the Board of Directors on March 2, 2018, in both cases pursuant to an authorization of the shareholders given during the general shareholders' meeting of Talend S.A. on June 6, 2017

Gain at Vesting (Not Exceeding €300,000):

Subject to tax at the progressive rate: marginal rate of 45% (after a 50% allowance if the shares have been held at least two years after vesting, or a 65% allowance after an eight-year holding period after vesting), plus 17.2% social levies (without allowance, but in which 6.8% of the CSG will be fully or partially tax deductible).

Gain at Vesting (Exceeding €300,000):

Subject to a 10% specific employee contribution and to tax at the progressive rate: marginal rate of 45%, plus 9.7% social levies (in which 6.8% of the CSG contribution will be tax deductible).

Capital Gain:

Subject to tax at a flat rate of 12.8%, plus 17.2% social levies, unless you opt for application of the progressive income tax rates and brackets (in which case certain deductions and allowances may be available, but this election will apply to your other investment / financial income).

If you sell shares at a price that is less than your cost basis in the shares, you will realize a capital loss. Any capital loss will be offset against the Gain at Vesting.

2018 Free Share Plan

RSUs granted under the 2018 Free Share Plan adopted by the Board of Directors on August 2, 2018 pursuant to an authorization of the shareholders given during the general shareholders' meeting of Talend S.A. on June 26, 2018

2019 Free Share Plan

RSUs granted under the 2019 Free Share Plan adopted by the Board of Directors on August 2, 2019 pursuant to an authorization of the shareholders given during the general shareholders' meeting of Talend S.A. on June 25, 2019

2020 Free Share Plan

RSUs granted under the 2020 Free Share Plan adopted by the Board of Directors on August 4, 2020 pursuant to an authorization of the shareholders given during the general shareholders' meeting of Talend S.A. on June 30, 2020

Gain at Vesting (Not Exceeding €300,000):

Subject to tax at the progressive rate: marginal rate of 45% (after a 50% allowance regardless of how long the shares have been held after vesting), plus 17.2% social levies (without allowance, but in which 3.4% of the CSG will be tax deductible).

Gain at Vesting (Exceeding €300,000):

Subject to a 10% specific employee contribution and to tax at the progressive rate: marginal rate of 45%, plus 9.7% social levies (in which 6.8% of the CSG contribution will be tax deductible).

Capital Gain:

Subject to tax at a flat rate of 12.8%, plus 17.2% social levies, unless you opt for application of the progressive income tax rates and brackets (in which case certain deductions and allowances may be available, but this election will apply to your other investment / financial income).

If you sell shares at a price that is less than your cost basis in the shares, you will realize a capital loss. Any capital loss will be offset against the Gain at Vesting.

In addition, a surtax on high income may apply to all types of income as follows:

•	3% surtax for a single person (couple) whose income is comprised between €250,001 (€500,001) and €500,000 (€1,000,000)

•	4% tax for a single person (couple) whose income exceeds €500,001 (€1,000,000).

If these thresholds are met for income received in the current tax year but were not met for income received in the two prior tax years, you may be eligible for a surtax.

You personally will be responsible for reporting and paying any tax derived from the sale of the shares (whether the Gain at Vesting or the Capital Gain) directly to the local tax authorities.

AUSTRALIA

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will likely be subject to income tax, Medicare Levy and, if applicable, a surcharge on the amount of the Cash Payment, at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment as this will give rise to the deferred taxing point.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you likely will not be subject to additional income tax, Medicare Levy or, if applicable, a surcharge.

Withholding and Reporting

In general, your employer will not be subject to any income tax withholding obligations in connection with the cancellation of your RSUs so long as you have provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires) to your employer. Instead, you will be personally responsible for reporting on your tax return and paying any tax liability in relation to the RSUs.

However, your employer will provide you (no later than 14 July after the end of the tax year) and the Commissioner of Taxation (no later than 14 August after the end of the tax year) with a statement containing certain information about your RSUs in the income year of the cancellation (including an estimate of the taxable amount at the taxing point).

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you may be subject to additional taxation on any gain you realize, unless the sale occurs within 30 days of the original deferred taxing point.*

* The original deferred taxing point is the earliest of the following:

•	Acquisition of the shares (i.e., when there is no real risk that you will forfeit the RSUs or the shares), provided there are no restrictions on the shares acquired; or

•	If there are restrictions on the shares acquired, when any such restrictions first cease to apply.

•	Cessation of employment (if you did not forfeit the RSUs when you cease employment).

If the sale occurs within 30 days of the original deferred taxing point:

The deferred taxing point will shift to the date you sell the shares (the so-called 30-day rule). In this case, the taxable amount will be the difference between the sale price and your cost basis in the shares (which should include any incidental costs of sale such as brokerage fees).

In general, your employer will not be subject to any income tax withholding obligations in connection with the sale of the shares, so long as you have provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires) to your employer. Instead, you will be personally responsible for reporting on your tax return and paying any tax liability in relation to the RSUs.

However, your employer will provide you (no later than 14 July after the end of the tax year) and the Commissioner of Taxation (no later than 14 August after the end of the tax year) with a statement containing certain information about your RSUs in the income year of the deferred taxing point (including an estimate of the taxable amount at the taxing point).

If the sale occurs more than 30 days after the original deferred taxing point:

You will be subject to capital gains tax to the extent that the sale price exceeds your cost basis in the shares. Your cost basis in the shares will generally be equal to the market value of the shares at the deferred taxing point plus any incidental costs of the sale.

The amount of any capital gain you realize must be included in your assessable income for the year in which the shares are sold. However, if you have held the shares for at least one (1) year, you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

CANADA

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You likely will be subject to income tax and, to the extent the applicable contribution ceiling has not been exceeded, Canada Pension Plan (“CPP”) contributions (or Quebec Pension Plan (“QPP”) contributions, if you work/reside in Quebec) at the time of the cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment. The taxable amount will be the amount of the Cash Payment.

Receipt of Cash Payment

You likely will not be subject to additional income tax or CPP (or QPP) contributions on the date(s) you receive the Cash Payment. You may be subject to employment insurance (“EI”) premiums (and Quebec Parental Insurance Plan (“QPIP”) premiums, if you work/reside in Quebec), to the extent the applicable contribution ceiling has not been exceeded.

Withholding and Reporting

Your employer will withhold income tax and, if applicable, CPP (or QPP) contributions in respect of the taxable amount at the time of the cancellation and replacement. Your employer will also report the taxable amount as taxable income to the Canada Revenue Agency on Form T4 and if applicable, to Revenu Quebec on Form RL-1. A copy of Form T4 (and Form RL-1, if you work/reside in Quebec) will be provided to you by the end of February following the year in which the RSUs were cancelled and replaced with a right to receive the Cash Payment. You are responsible for reporting the taxable amount on your personal income tax return(s) and paying any additional taxes owing.

If applicable, your employer will withhold EI (and QPIP) premiums at the time you receive the Cash Payment.

If some or all of your replacement award ultimately does not vest, you likely will not be able to claim a deduction from employment income. You may, however, be able to claim a capital loss from forfeiture of the award. You should speak with your personal tax advisor regarding your specific tax situation if you forfeit your award.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares, you will be subject to additional taxation. The taxable amount will generally be one-half (50%) of the difference between the sale proceeds and the adjusted cost base (“ACB”) of your shares (assuming you hold the shares as capital property). If you do not/have not owned other shares of Talend S.A., the ACB will generally be the fair market value of the shares when you acquired them. However, if you own/have owned other Talend S.A. shares acquired inside and/or outside of the Plan, your ACB of all of your Talend S.A. shares of the same class may be required to be averaged. You should speak to your personal tax advisor about how to calculate your ACB.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

CHINA

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax. In addition, the Cash Payment may be taken into consideration for purposes of calculating social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded).

Withholding and Reporting

Your employer will withhold income tax and will report the Cash Payment to the local tax bureau. You also may be required to report the Cash Payment (which is included as part of annual comprehensive income) to the tax authority between March 1 and June 30 of the year following the year you acquired the shares if your annual comprehensive income exceeds RMB 60,000, net of specific deduction items.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares when you acquired them).

If you are subject to PRC tax on any additional gain upon the sale of your shares, you personally will be responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

DENMARK

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contributions. In addition, if you are a member of the National Church of Denmark, church tax will be imposed at the applicable municipal rate. Labor market contributions will also apply.

Withholding and Reporting

Your employer will withhold the tax, social insurance contributions and any applicable church tax when the Cash Payment is made to you. In addition, your employer will report the amount of the Cash Payment to the local tax authorities.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares when you acquired them). Share income tax is imposed at varying rates, depending on the amount of such income that you realize during the year and your tax filing status.

GERMANY

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded). In addition, a solidarity surcharge will be assessed on the amount of your income tax liability and you may be subject to church tax, depending on the tax district in which you reside and whether you are a registered member of a church.

Withholding and Reporting

Your employer will withhold the tax, social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) and any applicable solidarity surcharge or church tax when the Cash Payment is made to you. In addition, your employer will report amount of the Cash Payment, as well as the amounts withheld, to the responsible authorities in connection with the filing of the monthly wage tax return. After the end of the calendar year, your employer will provide you with your wage tax certificate, in which the Cash Payment will be included.

VESTED AND SELLABLE RSU SHARES

Sale of Shares2

When you sell the shares acquired upon vesting of the RSUs, you may be subject to additional taxation. The capital gain will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares when you acquired them). The gain will be subject to tax at a flat rate (plus solidarity surcharge and, if applicable, church tax on the flat tax owed). If the flat rate exceeds your personal income tax rate, you may elect a personal assessment to apply your personal income tax rate.

Any gain you realize from the sale of shares is subject to an annual lump sum deduction (EUR 801 for individuals and EUR 1,602 for couples filing jointly) applicable to all investment income for the relevant tax year.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

2 The tax treatment of the sale of shares described herein assumes that you do not own (and have not in the last 5 years owned) 1% or more of Talend S.A. stated capital and the shares are not held as business assets.

INDIA

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax. In addition, education and health cess will be due on the income tax payable and a surcharge may apply, depending on your annual taxable income.

Withholding and Reporting

Your employer will withhold income tax (plus education and health cess and, if applicable, surcharge) when the Cash Payment is made to you. Your employer will also report the amount of the Cash Payment to the local tax authorities on Form 24Q (quarterly statement of tax withholding). In addition, your employer will report the Cash Payment to you on Form 12BA by June 15 following the fiscal year end (March 31) in which you receive the Cash Payment.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares when you acquired them, as determined by a Category 1 Merchant Bank).

If you have held the shares for 24 months or less, you will be taxed at your marginal income tax rate (plus education and health cess and, if applicable, surcharge).

If you have held the shares for more than 24 months, you will be taxed at the more favourable long-term capital gains tax rate (plus health and education cess and, if applicable, surcharge) and will be entitled to claim cost inflation indexation benefits on your cost of acquisition.

You will be responsible for reporting and paying any tax resulting from the sale of shares.

Capital gains tax is payable under the Advance Tax System during the fiscal year (i.e., April 1 – March 31) in four (4) instalments, as follows:

•         On or before June 15 – not less than 15% of the tax payable for the year;

•         On or before September 15 – not less than 45% of the tax payable for the year, reduced by the amount paid in the earlier instalment;

•         On or before December 15 – not less than 75% of the tax payable for the year, reduced by the amount paid in the earlier instalment; and

•         On or before March 15 – the whole amount of the tax payable for the year, reduced by the amount paid in the earlier instalments.

Payments are due pursuant to the above schedule based on the date that you realize a capital gain. For example, if you realize a capital gain in October, you must pay not less than 75% of the tax due on such capital gain by December 15 and the remaining tax due by the applicable dates.

IRELAND

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax, Universal Social Charge (“USC”) and employee Pay-Related Social Insurance (“PRSI”) contributions.

Withholding and Reporting

Your employer will withhold income tax, USC and employee PRSI contributions through the Pay-As-You-Earn (“PAYE”) system when the Cash Payment is made to you. In addition, details of your Cash Payment, as well as the income tax, USC and employee PRSI withheld by your employer and remitted to Irish Revenue will be shown on your end of year statement which you can access through the Irish Revenue online facility “myAccount”.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject to capital gains tax at a rate of 33% to the extent the gain exceeds your annual exemption amount for the tax year. The current annual exemption is €1,270.

The taxable gain will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares on the date of acquisition). The cost basis of the shares sold is generally calculated on a “First In, First Out” basis, which means that where you acquired shares on different dates and not all of the shares are being sold, the shares that were acquired on earlier dates are deemed to be sold first. Different rules apply where you acquire and sell shares within a four-week period. You should consult with your personal tax advisor for further details.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares. Any capital gains tax will be payable by December 15 during the tax year in respect of disposals made in that tax year up to November 30. For gains arising in December, the tax will be payable must be paid by the following January 31.

You must report any chargeable gains in your annual income tax return by October 31 in the following year. Details of the relevant return on which the chargeable gain must be reported can be found on the Irish Revenue website at the following link: https://www.revenue.ie/en/gains-gifts-and-inheritance/transfering-an-asset/when-and-how-do-you-pay-and-file-cgt.aspx.

ITALY

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax (including regional and municipal surcharges) and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded).

Withholding and Reporting

Your employer will withhold income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) when the Cash Payment is made to you. Your employer will also report your aggregate employment income, including the amount of the Cash Payment, on Modello CU and send the report to you by March 16 of the year following the year in which the Cash Payment is made as well as digitally file the same with the tax authorities by the same deadline. In addition, your employer will report your aggregate income, including the Cash Payment, on Form 770 which is filed annually by the end of October of the year following the year in which the Cash Payment is made.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares when you acquired them, as defined for Italian tax purposes3). Capital gains tax will be due at a flat rate.

In calculating the capital gain, you may subtract any expenses incurred to produce the gain, except interest, and losses from the sale of non-qualified shareholdings or capital investments.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

3 For Italian income tax purposes, the fair market value of the shares at the date you acquire them is equal to the average price of the shares over the month immediately preceding and including the date of acquisition.

JAPAN

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax (both national income tax and local inhabitants tax) and, possibly, social insurance contributions.

Until December 31, 2037, a special 2.1% surtax to fund reconstruction after the East Japan tsunami disaster will be applied to the national tax portion of your tax liability.

Withholding and Reporting

Your employer likely will withhold income tax, social insurance contributions (if applicable) and any other applicable taxes when the Cash Payment is made to you. Your employer will report the amount of the Cash Payment to the tax authorities.

You are responsible for reporting the Cash Payment in your annual tax return and for paying any difference between your actual tax liability and the amount withheld by your employer.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you may be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (generally, the fair market value of the shares when you acquire them). This amount generally will be subject to taxation at flat rate (consisting of national tax and local inhabitants tax), plus the 2.1% tsunami reconstruction surtax which will be applied to the national tax portion of your tax liability through December 31, 2037.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

NETHERLANDS

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contribution (to the extent the applicable contribution ceiling has not been exceeded).

In addition, you will be subject to an investment yield tax based on the value of all the taxable assets you own as of January 1 of the relevant calendar year, including the Cash Payment, to the extent the value of such assets exceeds the annual exempt amount.

Withholding and Reporting

Your employer will withhold income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) when the Cash Payment is made to you. Your employer will also report the amount of the Cash Payment in the monthly wage tax return filed electronically with the local tax authorities and on your annual salary statement. You also must report the Cash Payment in your annual income tax return and pay any applicable investment yield tax.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will not be subject to additional taxation (assuming you own less than 5% of Talend S.A. issued share capital and no so-called “lucrative interest”4).

4 A “lucrative interest” is defined as a share, claim or similar economic right obtained by a taxpayer which is regarded as a reward for his or her activities carried out for certain affiliated persons. Certain shares representing a leveraged structure and/or carrying specific management conditions could be regarded as “lucrative interests” and taxed as such. You should consult with your personal advisor to determine whether you own any “lucrative interests.”

SINGAPORE

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

There is a risk that the cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment may constitute a taxable event. Specifically, the Inland Revenue Authority of Singapore (“IRAS”) may regard the cancellation and replacement as a release of an existing right to purchase shares and a grant of a new right to receive cash, which would trigger a taxable event under section 10(6)(a) of the Singapore Income Tax Act. However, the IRAS may be prepared to treat the cancellation and replacement of the RSUs as a “flow-through” non-taxable event, subject to certain conditions being met. Talend S.A. and your employer will not treat the cancellation and replacement as a taxable event for reporting purposes. You should consult your personal tax advisor to determine how to treat the cancellation and replacement for your own personal tax reporting and payment purposes.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and Central Provident Fund contributions (to the extent the applicable contribution ceiling has not been exceeded).

Withholding and Reporting

Your employer will report the amount of the Cash Payment to IRAS as part of its annual reporting obligations. Your employer will withhold any applicable Central Provident Fund contributions, but generally will not withhold any applicable income tax.5 You are responsible for reporting the Cash Payment and paying any applicable tax.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you generally will not be subject to taxation unless you are in the business of buying and selling shares.

5 In general, no income tax withholding is required; however, different rules may apply to (1) employees who are neither Singapore citizens nor Singapore permanent residents, and (a) intend to leave Singapore for any period exceeding three months, (b) will be posted overseas, or (c) are about to cease employment with the local entity; or (2) employees who are Singapore permanent residents, and (a) intend to leave Singapore for any period exceeding three months, (b) will be posted overseas or (c) are about to cease employment with the local entity and intend to leave Singapore on a permanent basis.

SPAIN

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded).

Note that all assets (including the Cash Payment) held at the end of each taxable year are considered for purposes of calculating whether wealth tax is due. However, there are general exempt amounts and thresholds for filing a wealth tax return which may apply, depending on the net value of your assets and rights. In addition, in certain regions (e.g., Madrid), the wealth tax does not apply. You should consult with your personal tax advisor for further information regarding the applicability of the wealth tax to you.

Withholding and Reporting

Your employer will withhold income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) when the Cash Payment is made to you, but will not withhold any applicable wealth tax due. Your employer will also report the amount of the Cash Payment when the Cash Payment is made to you and any taxes withheld to the local tax authorities.

You must also report the income on your personal income tax return and pay any applicable wealth tax.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject additional taxation. The taxable amount will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares when you acquired them). The flat tax rate applicable to the gain at sale will depend upon the amount of savings income you realized during the tax year. Note that “savings income” includes any income derived not only from capital gains from the sale of shares acquired under the Plan, but also from dividends, interest and capital gains from the sale of other shares or any other assets.

SWITZERLAND

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You likely will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax (including federal, cantonal and municipal tax as well as church tax, if applicable) and social insurance contributions.

The Cash Payment may also be subject to the net wealth tax at the cantonal and municipal levels. You should consult with your personal tax advisor regarding any applicable wealth taxes.

Withholding and Reporting

Your employer will not withhold income tax when the Cash Payment is made, provided you are subject to ordinary tax assessment in Switzerland (e.g., you are a tax resident of Switzerland with Swiss citizenship or holding a “C” residence permit). If, however, you are subject to income taxation at source (e.g., you are a foreign employee holding a “B” permit or a cross border employee), your employer will withhold income tax when the Cash Payment is made.

Your employer will withhold any social insurance contributions due, whether you are subject to ordinary tax assessment or income taxation at source.

Your employer will report the amount of the Cash Payment on your year-end certificate of salary for the year in which the Cash Payment is made.

You personally will be responsible for reporting the amount of the Cash Payment to the tax authorities and, if you are subject to ordinary tax assessment, for paying any tax due directly to the local tax authorities.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will not be subject to additional taxation, provided you are not considered a professional securities dealer and the shares are held as private assets. However, most cantonal tax forms ask that you include acquisition and/or sale date of the shares in your statement on bank accounts and securities (Wertschriftenverzeichnis) for the respective tax year.

UNITED KINGDOM

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will likely not be subject to income tax or National Insurance contributions (“NICs”) at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and employee NICs.

Withholding and Reporting

Your employer will withhold income tax and employee NICs when the Cash Payment is made to you. Your employer will report the amount of the Cash Payment, and the amounts withheld, to the HM Revenue & Customs (“HMRC”).

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares acquired upon vesting of the RSUs, you will be subject to additional taxation on any gain you realize to the extent this exceeds your annual exempt amount for the tax year.

The taxable gain will equal the difference between the sale proceeds and your cost basis in the shares (generally, the market value of the shares when you acquired them). Please note that share identification rules may affect your cost basis for the purposes of calculating your capital gains tax liability. Capital gains tax is payable on gains from all sources in excess of the personal annual exempt amount in any tax year and the rate(s) at which capital gains tax is paid will depend upon the amount of your combined taxable income and chargeable gains for the tax year.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

UNITED STATES6

OUTSTANDING UNVESTED RSUs

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested RSUs and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contributions (including Old-Age, Survivors and Disability Insurance component of FICA taxes to the extent the applicable contribution ceiling has not been exceeded), as well as Medicare tax, on the Cash Payment amount.

Withholding and Reporting

Your employer will withhold federal income tax, social insurance contributions and Medicare tax. State and/or local income tax also may be withheld based upon where you work and/or reside. You are responsible for paying any difference between your actual tax liability and the amount withheld from the taxable amount. Note that you also may be required to make quarterly estimated payments.

Your employer will report the taxable amount as income to the U.S. Internal Revenue Service on your year-end Form W-2 (Box 1) and fulfill any state and/or local income tax reporting requirements.

VESTED AND SELLABLE RSU SHARES

Sale of Shares

When you sell the shares you previously acquired from vesting of the RSUs, you will be subject to capital gains tax to the extent that the sale proceeds exceed your cost basis in the shares. Your cost basis generally is the fair market value of the shares on the date of acquisition.

If you have held the shares for more than one (1) year, you will be taxed at the more favorable long-term capital gains tax rate. If you have held the shares for one (1) year or less, any gain you realize will be taxed as short-term capital gain at your marginal income tax rate.

In addition, regardless of how long you have held the shares prior to sale, any capital gain you realize upon the sale of the shares may be subject to an unearned income Medicare contributions tax on the lesser of (i) your net investment income, and (ii) the excess of your modified adjusted gross income over an annual threshold amount that is determined based on your filing status.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

6 The information herein assumes that the RSUs granted to you by Talend are exempt from or compliant with Section 409A of the United States Internal Revenue Code.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Talend S.A. (“Talend”), Tahoe BidCo B.V. (“Purchaser”) commenced a tender offer for all of the outstanding ordinary shares and American Depositary Shares (“ADSs”), each representing one ordinary share, of Talend on June 11, 2021. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Talend. It is also not a substitute for the tender offer materials that Purchaser filed with the Securities and Exchange Commission (the “SEC”) or the solicitation/recommendation Statement that Talend filed on Schedule 14D-9 with the SEC upon commencement of the tender offer. Purchaser filed tender offer materials on Schedule TO with the SEC, and Talend filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY TALEND’S STOCKHOLDERS and ADS HOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement are available to Talend’s stockholders and ADS holders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Talend’s stockholders and ADS holders by contacting Talend at ir@talend.com, or by visiting Talend’s website (www.talend.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Talend with the SEC) are available at no charge on the SEC’s website (www.sec.gov). TALEND’S STOCKHOLDERS AND ADS HOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PURCHASER OR TALEND WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PURCHASER AND TALEND.

Forward-Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Talend’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in Talend’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Talend’s most recent annual report on Form 10-K, and any subsequent reports on Form 10-Q or form 8-K filed with the SEC, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) filed by Purchaser, and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Talend. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Talend’s expectations as of the date of this report. The forward-looking statements included in this communication are made only as of the date hereof. Talend assumes no obligation and does not intend to update these forward-looking statements, except as required by law.